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                                                                    EXHIBIT 99.1

                            PRIMAL SOLUTIONS, INC.

                         2001 FLEXIBLE INCENTIVE PLAN


SECTION 1.  PURPOSE OF THIS PLAN

     The purposes of the Primal Solutions, Inc. 2001 Flexible Incentive Plan are to (a) promote the interests of Primal Solutions, Inc. (the "Company") and its stockholders by enabling the Company and each of its Subsidiaries (as hereinafter defined) to (1) attract, motivate and retain their respective employees and Directors (as hereinafter defined) by offering such employees and Directors performance-based stock incentives and other equity interests in the Company and other incentive awards and (2) compensate Consultants (as hereinafter defined) by offering such Consultants performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and (b) promote the Company's long-term growth and success. To achieve these purposes, eligible Persons may receive Stock Options or Restricted Stock (as such terms are hereinafter defined), or any combination thereof.

SECTION 2.  DEFINITIONS

     As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

     2.1 "Award" shall mean the grant of a Stock Option or Restricted Stock pursuant to this Plan.

     2.2 "Book Value" shall mean the excess of the value of the assets of an entity over the liabilities of such entity (determined in accordance with United States generally accepted accounting principles, consistently applied).

     2.3 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

     2.4 "Cause" shall mean (a) the Participant's violation of the provisions of any non-competition agreement, confidentiality agreement or proprietary rights agreement; (b) an illegal or negligent action by the Participant that materially and adversely affects the Company; (c) the Participant's failure or refusal to perform his duties (except by reason of Disability); (d) the Participant's failure to comply with or conform to the Company's rules and regulations or code of conduct; or (e) the Participant's conviction of a felony.

     2.5 "Change in Control" shall mean, after the Effective Date, (a) the occurrence of an event of a nature that would be required to be reported by the Company in response to Item 1 of a Current Report on Form 8-K (or any successor to such form) promulgated pursuant to the Exchange Act; provided, without limitation, such a Change in Control shall be deemed to have occurred if (1) any Person or Group (other than (A) the Company, (B) a wholly-owned Subsidiary, (C) any employee benefit plan (including, without limitation, an employee stock ownership plan) adopted by the Company or any wholly-owned Subsidiary or (D) any trustee or
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other fiduciary holding securities under any employee benefit plan adopted by the Company or any Subsidiary), becomes the "beneficial owner" (as defined in Rule 13d-3 (or any successor to such rule) promulgated under the Exchange Act), directly or indirectly, of securities of the Company or any Material Subsidiary representing fifty percent (50%) or more of the combined voting power of the Company's or such Material Subsidiary's then outstanding securities or (2) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved; (b) a Corporate Transaction is consummated, other than a Corporate Transaction that would result in the holders of voting securities of the Company outstanding immediately prior thereto owning (directly or indirectly) not less than fifty percent (50%) of the combined voting power of the voting securities of the issuing/surviving/resulting entity outstanding immediately after such Corporate Transaction; (c) the stockholders of the Company approve a plan of complete liquidation of the Company or (d) an agreement for the sale or other disposition of all or substantially all of the Company's assets (evaluated on a consolidated basis, without regard to whether the sale or disposition is effected via a sale or disposition of assets of the Company, the sale or disposition of the securities of one or more Subsidiaries or the sale or disposition of the assets of one or more Subsidiaries) is consummated. If the Company is not subject to the Exchange Act, the determination of whether a Change in Control has occurred under this Section shall be made as if the Company were subject to the Exchange Act.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

     2.7 "Committee" shall mean the Committee established by the Board to administer the Plan, as such Committee may be constituted from time to time; provided, however, membership on the Committee shall be limited to "Non-Employee
--------  -------
Directors" (as that term is defined in Rule 16b-3 (or any successor to such rule) promulgated under the Exchange Act) who are also "outside directors," as required pursuant to Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder; and provided, further, the Committee will consist
                                   --------  -------
of not less than two (2) directors. All members of the Committee will serve at the pleasure of the Board.

     2.8 "Common Stock" shall mean the Common Stock, par value $.01 per share of the Company.

     2.9    "Company" shall have the meaning set forth in Section 1 of this
                                                          ---------
Plan.

     2.10 "Consultant" shall mean any Person who or which is engaged by the Company or any Subsidiary to render consulting services.

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     2.11  "Corporate Transaction" shall mean any recapitalization (other than a transaction contemplated by Subsection 9.1(a)) of this Plan, merger,
                            ------------------
consolidation or conversion involving the Company or any exchange of securities involving the Common Stock.

     2.12 "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner authorized by the Committee or the Board, to exercise the rights of such Participant in the event of such Participant's death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be such Participant's estate.

     2.13  "Director" shall mean any member of the Board.

     2.14 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity, even with reasonable accommodation, by reason of any medically determinable physical or mental impairment which has lasted or can reasonably be expected to last without material interruption for a period of not less than twelve (12) months, as determined in the sole discretion of the Committee or the Board.

     2.15  "Effective Date" shall mean February 9, 2001.

     2.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

     2.17 "Fair Market Value" shall mean the fair market value of the Shares determined as follows:

           (a) If the principal market for the Common Stock is a national securities exchange or The Nasdaq Stock Market, then the Fair Market Value as of that date shall be the average between the lowest and highest reported sale prices of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading;

           (b) If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on The Nasdaq Stock Market, the Fair Market Value as of that date shall be the average between the highest bid and lowest asked prices for the Common Stock on such date as reported on the OTC Bulletin Board or by the Pink Sheets, LLC or a comparable service; or

           (c)  If the day is not a business day, and as a result, paragraphs
     (a) and (b) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs
     (a) and (b) next above are otherwise inapplicable, then the Fair Market Value of the Shares shall be determined in good faith by the Committee. Notwithstanding the foregoing, with respect to Incentive Stock Options, Fair Market Value must be determined in accordance with Section 422 of the Code.

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     2.18  "Group" shall have the meaning ascribed to such term in Section 13(d)
of the Exchange Act.

     2.19 "Incentive Stock Option" shall mean any option to purchase Shares awarded pursuant to this Plan which qualifies as an "Incentive Stock Option" pursuant to Section 422 of the Code.

     2.20 "Material Subsidiary" shall mean any Subsidiary of which the Book Value or fair market value (whichever is greater) constitute fifty percent (50%) or more of the Book Value of the Company. The fair market value of a Subsidiary will be determined in good faith by the Board.

     2.21 "Mature Shares" shall mean any Shares held by an Optionee for a period of six (6) months.

     2.22 "Non-Statutory Stock Option" shall mean any option to purchase Shares awarded pursuant to this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated as or intended to qualify as an Incentive Stock Option).

     2.23  "Non-Share Method" shall have the meaning set forth in Subsection
                                                                  ----------
6.6(c) of this Plan.
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     2.24  "Optionee" shall mean any Participant who has been granted or holds a
Stock Option awarded pursuant to this Plan.

     2.25 "Participant" shall mean any Person who has been granted or holds an Award granted pursuant to this Plan.

     2.26 "Permitted Modification" shall be deemed to be any modification of an Award which is made in connection with a Corporate Transaction and which provides, in connection with a Stock Option, that subsequent to the consummation of the Corporate Transaction (a) the exercise price of such Stock Option will be proportionately adjusted to reflect the exchange ratio applicable to the particular Corporate Transaction and/or (b) the nature and amount of consideration to be received upon exercise of the Stock Option will be the same (on a per share basis) as was received by Persons who were holders of shares of Common Stock immediately prior to the consummation of the Corporate Transaction.

     2.27 "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization or any other form of business organization.

     2.28 "Plan" shall mean this Primal Solutions, Inc. 2001 Flexible Incentive Plan as it may be amended from time to time.

     2.29  "Reload Option" shall mean a Stock Option as defined in Subsection
                                                                   ----------
6.6(b) of this Plan.
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     2.30  "Reorganization" shall mean any stock split, stock dividend, reverse stock split, combination of Shares or any other similar increase or decrease in the number of Shares issued and outstanding.

     2.31 "Restricted Stock" shall mean any Shares granted pursuant to this Plan that are subject to restrictions or a substantial risk of forfeiture.

     2.32 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

     2.33 "Share Retention Method" shall have the meaning set forth in Subsection 6.6(c) of this Plan.
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     2.34  "Shares" shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

     2.35 "Stock Option" shall mean any Incentive Stock Option or Non-Statutory Stock Option.

     2.36 "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

     2.37 "Transactional Consideration" shall have the meaning set forth in Subsection 9.1(b) of this Plan.
-----------------

SECTION 3.  ADMINISTRATION OF THIS PLAN

     3.1    Committee/Board.  This Plan shall be administered and interpreted by
            ---------------
the Committee and/or the Board.

     3.2    Awards.
            ------

            (a) Subject to the provisions of this Plan and directions from the Board, the Committee has the discretionary authority to:

                   (1)  determine the Persons to whom Awards are to be granted;

                   (2) determine the types and combinations of Awards to be granted; the number of Shares to be covered by an Award; the exercise price of an Award; the time or times when an Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award;

                   (3) construe and interpret the provisions of this Plan, including, without limitation, resolving any ambiguities or contradictions; correcting deficiencies; and supplying omissions;

                   (4) prescribe, amend and rescind rules and regulations relating to this Plan;

                   (5) determine whether, to what extent and under what circumstances to provide loans from the Company to Participants to exercise Awards granted pursuant to this Plan, and the terms and conditions of such loans;

                   (6) rely upon employees of the Company or third party administrators for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

                   (7) accelerate or defer (with the consent of the Participant) the vesting of any rights pursuant to an Award; and

                   (8) make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

            (b) Without limiting the Board's right to amend this Plan pursuant to Section 11 of this Plan, the Board may take all actions
                 ----------
     authorized by Subsection 3.2(a) of this Plan, including, without
                   -----------------
     limitation, granting such Awards pursuant to this Plan as the Board may deem necessary or appropriate.

     3.3    Procedures.
            ----------

            (a) Proceedings by the Board with respect to this Plan will be conducted in accordance with the certificate of incorporation and bylaws of the Company.

            (b) A majority of the Committee members shall constitute a quorum for action by the Committee. All determinations of the Committee shall be made by not less than a majority of all Committee members.

            (c) All questions of interpretation and application of this Plan or questions pertaining to any question of fact or Award granted hereunder will be decided by the Committee or the Board, whose decision will be final, conclusive, and binding upon the Company and each other affected party. In the event of a conflict between any decision of the Committee and of the Board, the decision of the Board shall be controlling.

SECTION 4.  SHARES SUBJECT TO PLAN

     4.1    Limitations.  The maximum number of Shares that may be issued with
            -----------
respect to Awards granted pursuant to this Plan shall not exceed 3,939,392 unless increased or decreased by reason of changes in the capitalization of the Company as hereinafter provided or by amendment of this Plan. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

     4.2    Changes.  To the extent that any Award granted pursuant to this Plan
            -------
shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option, the number of Shares available for future Awards granted pursuant to this Plan shall be reduced only by the net number of Shares issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued pursuant to this Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, such Shares may again be made the subject of an Award granted pursuant to this Plan. Awards will not reduce the number of Shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of Shares.

SECTION 5.  ELIGIBILITY

     5.1    Eligibility.  Eligibility for participation in this Plan shall be
            -----------
confined to those individuals who are employed by the Company or a Subsidiary and such Consultants and Directors as may be designated by the Committee or the Board. In making any determination as to Persons to whom Awards shall be granted, the type of Award and/or the number of Shares to be covered by the Award, the Committee or the Board shall consider the position and responsibilities of the Person, the importance of the Person to the Company, the duties of the Person, the past, present and potential contributions of the Person to the growth and success of the Company and such other factors as the Committee or the Board may deem relevant in connection with accomplishing the purposes of this Plan.

SECTION 6.  STOCK OPTIONS

     6.1    Grants.  The Committee or the Board may grant Stock Options alone or
            ------
in addition to other Awards granted pursuant to this Plan to any eligible Person. Each Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Committee or the Board. The Committee or the Board shall specify whether such Stock Option is an Incentive Stock Option or a Non-Statutory Stock Option and any other terms or conditions relating to such Award; provided, however, only employees of the Company or a Subsidiary may be
       --------  -------
granted Incentive Stock Options. To the extent that any Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to authorize the issuance of Incentive Stock Options, the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall be deemed to constitute a Non-Statutory Stock Option. Each Person to be granted a Stock Option shall enter into a written agreement with the Company, in such form as the Committee or the Board may prescribe, setting forth the terms and conditions

(including, without limitation, the exercise price and vesting schedule) of the Stock Option. At any time and from time to time, the Optionee and the Committee or the Board may agree to modify an option agreement in such respects as they may deem appropriate, including, without limitation, the conversion of an Incentive Stock Option into a Non-Statutory Stock Option. The Committee or the Board may require that an Optionee meet certain conditions before the Stock Option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or a Subsidiary for a stated period or periods of time.

     6.2    Incentive Stock Options Limitations.
            -----------------------------------

            (a) In no event shall any individual be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any incentive stock options granted pursuant to any other plans of the Company or its Subsidiaries) that may be exercised for the first time by such individual in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 6.2(a) be the maximum
                                              -----------------
     limitation on Stock Options which may be considered Incentive Stock Options pursuant to the Code.

            (b) The option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

            (c) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option unless the option exercise price of such Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

            (d) In no event shall any individual be granted an Incentive Stock Option after the expiration of ten (10) years from the earlier of the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company (if stockholder approval is required by Section 422 of the Code).

            (e) To the extent stockholder approval of this Plan is required by Section 422 of the Code, (1) no individual shall be granted an Incentive Stock Option unless this Plan is approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is initially adopted and (2) in the event this Plan is amended to increase the number of Shares subject to issuance upon the exercise of Incentive Stock Options or to change the class of employees eligible to receive Incentive Stock Options, no individual shall be granted an Incentive Stock Option unless such amendment is approved by the stockholders of the Company within twelve (12) months before or after such amendment.

            (f) To maintain special tax treatment for Incentive Stock Options, to the extent required by Section 421 of the Code, an Optionee may not dispose of the Stock acquired pursuant to the exercise of an Incentive Stock Option within two years after the date of grant nor within one year after the optionee receives the Stock following exercise of the Incentive Stock Option. This limitation on disposal does not apply to Stock acquired pursuant to the exercise of an Incentive Stock Option after an Optionee's death by his or her estate or heirs, as applicable.

            (g) To the extent that any Option designated as an Incentive Stock Option does not qualify as such (whether because of its provisions, the failure of the stockholders of the Company to authorize the issuance of Incentive Stock Options, the timely manner of its exercise, or otherwise), such Option, or the portion thereof which does not qualify, shall be deemed to constitute a Non-Statutory Stock Option.

     6.3    Option Term.  The term of a Stock Option shall be for such period of
            -----------
time from the date of its grant as may be determined by the Committee or the Board; provided, however, that no Incentive Stock Option shall be exercisable
       --------  -------
later than ten (10) years from the date of its grant and no Incentive Stock Option shall be granted to any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary unless the term of such Incentive Stock Option is equal to or less than five (5) years measured from the date on which such Incentive Stock Option is granted.

     6.4    Time of Exercise.  No Stock Option may be exercised unless it is
            ----------------
exercised prior to the expiration of its stated term and, in connection with options granted to employees of the Company or its Subsidiaries, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of such Stock Option, employed by the Company or a Subsidiary, except that:

            (a) A Stock Option may, to the extent vested as of the date the Optionee ceases to be an employee of the Company or a Subsidiary, be exercised during the three-month period immediately following the date the Optionee ceases (for any reason other than death, disability or termination for Cause) to be an employee of the Company or a Subsidiary (or within such other period as may be specified in the applicable option agreement), provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option;

            (b) If the Optionee dies while in the employ of the Company or a Subsidiary, or within three months after the Optionee ceases (for any reason other than termination for Cause) to be such an employee, a Stock Option may, to the extent vested as of the date of the Optionee's death, be exercised by the Optionee's Designated Beneficiary during the one-year period immediately following the date of the Optionee's death (or within such other period as may be specified in the applicable option agreement);

            (c) If the Optionee ceases to be an employee of the Company or a Subsidiary by reason of the Optionee's Disability, a Stock Option, to the extent vested as of the date the Optionee ceases to be an employee of the Company or a Subsidiary, may be exercised during the one-year period immediately following the date on which the Disability is determined to exist (or within such other period as may be specified in the applicable option agreement); provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such one-year period shall be treated as the exercise of a Non-Statutory Stock Option;

            (d) If the Optionee's employment is terminated for Cause, all Stock Options held by such Optionee shall immediately and simultaneously terminate and will no longer be exercisable; and

            (e) An Optionee's employment relationship with the Company or Subsidiary will be considered to continue during a leave of absence to the extent so provided in the personnel policies of the Company or Subsidiary; provided that with respect to an Incentive Stock Option, such employment relationship shall not be considered continued for a period exceeding that set forth in Treasury Regulation Section 1.421-7(h)(2). Nothing contained in this Subsection 6.4 will be deemed to extend the term of a Stock Option
             --------------
     or to revive any Stock Option which has previously lapsed or been canceled, terminated or surrendered. Stock Options granted under this Plan to Consultants or Directors will contain such terms and conditions with respect to the death or disability of a Consultant or Director or termination of a Consultant's or Director's relationship with the Company as the Committee or the Board deems necessary or appropriate. Such terms and conditions will be set forth in the option agreements evidencing the grant of such Stock Options.

     6.5    Vesting of Stock Options.
            ------------------------

            (a) Each Stock Option granted pursuant to this Plan may only be exercised to the extent that the Optionee is vested in such Stock Option. Each Stock Option shall vest separately in accordance with the option vesting schedule determined by the Committee or the Board, which will be incorporated in the option agreement entered into between the Company and such Optionee. The option vesting schedule may be accelerated if, in the sole discretion of the Committee or the Board, the acceleration of the option vesting schedule would be in the best interests of the Company.

            (b) In the event of the dissolution or liquidation of the Company, each Stock Option granted pursuant to this Plan shall terminate as of a date to be fixed by the Committee or Board; provided, however, that
                                                      --------  -------
     not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee. During such period all Stock Options which have not previously been terminated, exercised or canceled will (subject to the provisions of Subsection 6.4 of this Plan) fully vest and become
                   --------------
     exercisable,
     notwithstanding the vesting schedule set forth in the option agreement evidencing the grant of such Stock Option. Upon the date fixed by the Committee or the Board, any unexercised Stock Options shall terminate and be of no further effect.

          (c) Upon the occurrence of a Change in Control, all unvested Shares subject to Stock Options shall become one hundred percent (100%) vested.

     6.6  Manner of Exercise of Stock Options.
          -----------------------------------

          (a) Stock Options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a written notice delivered by the Optionee to the Company. The purchase price of the Shares as to which a Stock Option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

               (1)  in cash (including check, bank draft or money order); or

               (2) by other consideration deemed acceptable by the Committee or the Board in its sole discretion, including, without limitation, Shares, promissory notes, or the proceeds of loans made or guaranteed by the Company or a Subsidiary.

          (b) If an Optionee delivers Mature Shares (including Shares of Restricted Stock) already owned by the Optionee in full or partial payment of the exercise price for any Stock Option, the Committee or the Board may, in its sole discretion, authorize the grant of a new Stock Option (a "Reload Option") for that number of Shares equal to the number of already
      -------------
     owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained by the Company in payment of the option exercise price of the underlying Stock Option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no later than the time when the underlying stock option being exercised could be last exercised. The Committee or the Board may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

          (c) The amount, as determined by the Committee or the Board, of any federal, state or local tax required to be withheld by the Company due to the exercise of a Stock Option shall, subject to the authorization of the Committee or the Board, be satisfied, at the election of the Optionee, either (1) by payment by the Optionee to the Company of the amount of such withholding obligation in cash or other consideration acceptable to the Committee or the Board in its sole discretion (the "Non-Share Method")
                                                             ----------------
     or (2) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the Stock Option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"). If
                                                    ----------------------
     an Optionee elects to use the Share Retention Method in full or partial satisfaction of any tax liability resulting from the exercise of a Stock Option, the Committee or the Board may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the Optionee arising out of the exercise of such Stock Option. Such Reload Option will be granted at the price and on the terms set forth in Subsection 6.6(b) of this Plan. The cash payment
                               -----------------
     or an amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities.

            (d) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that such Stock Option is exercised and one or more certificates representing such Shares shall have been delivered to the Optionee.

SECTION 7.  RESTRICTED STOCK

     7.1    Grants.  The Committee or the Board may grant Awards of Restricted
            ------
Stock to any Consultant, Director or employee of the Company or a Subsidiary for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee or the Board, in its sole discretion. Restricted Stock may not be acquired with the proceeds of a nonrecourse loan that is made or guaranteed by the Company or a Subsidiary. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee or the Board, in its sole discretion, may specify any particular rights which the Participant to whom a grant of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee or the Board may grant performance-based Awards consisting of Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee or the Board may determine. The Committee or the Board shall also determine when the restrictions shall lapse or expire and the conditions, if any, pursuant to which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. Unless otherwise set forth in this Plan, Restricted Stock may not be sold, pledged, encumbered or otherwise disposed of by the recipient until the restrictions specified in the Award expire. Awards of Restricted Stock are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options pursuant to Subsections 6.4 and 6.5 of this
                                                -----------------------
Plan.

     7.2    Awards and Certificates.  Any Restricted Stock issued hereunder may
            -----------------------
be evidenced in such manner as the Committee or the Board, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the certificates evidencing Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 8.  COMPLIANCE WITH SECURITIES AND OTHER LAWS

     8.1    Conditions.  As a condition to the issuance or transfer of any Award
            ----------
or any security issuable in connection with such Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (a) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (b) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Award or any security issuable in connection with such Award until the Committee or the Board has determined that such issuance, delivery or transfer will not violate applicable securities laws and that the recipient has tendered to the Company any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Company has a legal liability to satisfy such tax obligation. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any security issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Award or any security issuable in connection with such Award if such refusal is based upon the foregoing provisions of this Section 8. As a condition to any issuance,
                                      ---------
delivery or transfer of any Award or any security issuable in connection with such Award, the Company may place legends on any agreement, instrument or certificate evidencing such Award or security, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the recipient of such Award or security to the effect that such recipient is acquiring such Award or security solely for investment and not with a view to distribution and that no distribution of the Award or the security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

SECTION 9. ADJUSTMENTS UPON THE OCCURRENCE OF A REORGANIZATION OR CORPORATE TRANSACTION

     9.1    Adjustments.
            -----------

            (a) In the event of a Reorganization, the number of Shares subject to this Plan and to each outstanding Award, and the exercise price of each Award which is based upon Shares, shall (to the extent deemed appropriate by the Committee or the Board) be proportionately adjusted (as determined by the Committee or the Board in its sole discretion) to account for any increase or decrease in the number of issued and outstanding Shares of the Company resulting from such Reorganization.

            (b) If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property (hereinafter collectively referred to as "Transactional
                                                              -------------
     Consideration") as a result of such Corporate Transaction and continue to
     -------------
     hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction, the Awards will remain outstanding and will continue in full force and effect (without any modification) following the consummation of the Corporate Transaction.

            (c) If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do receive Transactional Consideration as a result of such Corporate Transaction or do not continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction, the terms and conditions of the Awards will be modified as follows:

                  (1) If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction of the Awards granted pursuant to this Plan without any modification or amendment (other than Permitted Modifications and the modifications contemplated by Subsections 6.5(c) and 7.1 of this Plan), such Awards will remain
            --------------------------
            outstanding and will continue in full force and effect following the consummation of such Corporate Transaction (subject to such Permitted Modifications and other contemplated modifications).

               (2) If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction of the Awards granted pursuant to this Plan without any modification or amendment (other than Permitted Modifications), all vesting restrictions (performance based or otherwise) applicable to Awards that will not be so assumed will accelerate to one hundred percent (100%) of the unvested Shares subject to the Awards and the holders of such Awards may (subject to the expiration of the term of such Awards) exercise/receive the benefits of such Awards during the ten (10)-day period immediately preceding the consummation of such Corporate Transaction. For purposes of the immediately preceding sentence, all performance-based goals will be deemed to have been satisfied in full. The Company will provide each Participant holding Awards that will not be so assumed with reasonable notice of the termination of such vesting restrictions and the impending termination of such Awards. Upon the consummation of such a Corporate Transaction, all unexercised Awards that are not to be assumed will automatically terminate and cease to be outstanding.

     Nothing contained in this Section 9 will be deemed to extend the term of an
                               ---------
     Award or to revive any Award that has previously lapsed or been canceled, terminated or surrendered.

SECTION 10.  AMENDMENT OR TERMINATION OF THIS PLAN

     10.1  Amendment of This Plan.  Notwithstanding anything contained in this
           ----------------------
Plan to the contrary, all provisions of this Plan (including, without limitation, the maximum number of Shares that may be issued with respect to Awards to be granted pursuant to this Plan) may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any
                                     --------  -------
time outstanding pursuant to this Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder.

     10.2  Termination of This Plan.  The Board may suspend or terminate this
           ------------------------
Plan at any time, and such suspension or termination may be retroactive or prospective. Termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 11.  AMENDMENTS AND ADJUSTMENTS TO AWARDS

     11.1  Amendments and Adjustments.  The Committee or the Board may amend,
           --------------------------
modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan, including, without limitation, (a) to change the date or dates as of which and/or the terms and conditions pursuant to which (1) a Stock Option becomes exercisable or (2) a Performance Award is deemed earned; (b) to amend the terms of any outstanding Award to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Award; or (c) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as the Committee or the Board determines in its sole discretion to be appropriate including, but not limited to, having an exercise price per share which may be higher or lower than the exercise price per share of the canceled Award. The Committee or the Board may also make adjustments in the terms and conditions of, and the criteria included in agreements evidencing Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in
Section 9 of this Plan) affecting the Company, or the financial statements of
---------
the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee or the Board determines that such adjustments are appropriate to prevent reduction or enlargement of the benefits or potential benefits intended to be made available pursuant to this Plan. Any provision of this Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee or the Board may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value pursuant to this Section 11 shall
                                                             ----------
be made by the Committee or the Board in its sole discretion.

SECTION 12.  GENERAL PROVISIONS

     12.1  No Limit on Other Compensation Arrangements.  Nothing contained in
           -------------------------------------------
this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     12.2  No Right to Employment or Continuation of Relationship.  Nothing in
           ------------------------------------------------------
this Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or a Subsidiary or to continue as a Consultant or Director. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or Director with the Company or any Subsidiary, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any agreement evidencing an Award made under this Plan. No Consultant, Director or employee of the Company or any Subsidiary shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of any Consultant, Director or employee of the Company or any Subsidiary or of any Participants.

     12.3  GOVERNING LAW.  THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN
           -------------
AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     12.4  Severability.  If any provision of this Plan or any Award is or
           ------------
becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would disqualify this Plan or any Award under any law deemed applicable by the

Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee or the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

     12.5   No Fractional Shares.  No fractional Shares shall be issued or
            --------------------
delivered pursuant to this Plan or any Award, and the Committee or the Board shall determine, in its sole discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     12.6   Headings.  Headings are given to the Sections and Subsections of
            --------
this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     12.7   Effective Date.  The provisions of this Plan that relate to the
            --------------
grant of Incentive Stock Options shall be effective as of the date of the approval of this Plan by the stockholders of the Company.

     12.8   Transferability of Awards.  Incentive Stock Options shall not be
            -------------------------
transferable otherwise than by will or the laws of descent and distribution. Incentive Stock Options may be exercised, during the lifetime of the holder, only by the holder. Non-Statutory Stock Options and Restricted Stock may be transferred upon approval of the Committee or the Board, subject to the terms of the Plan and related Award Agreements. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

     12.9   Rights of Participants.  Except as hereinbefore expressly provided
            ----------------------
in this Plan, any Person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

     12.10  No Limitation Upon the Rights of the Company.  The grant of an Award
            --------------------------------------------
pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

     12.11  Date of Grant of an Award.  Except as noted in this Subsection
            -------------------------                           ----------
12.11, the granting of an Award shall take place only upon the execution and
-----
delivery by the Company and the

Participant of a written agreement and neither any other action taken by the Committee or the Board nor anything contained in this Plan or in any resolution adopted or to be adopted by the Committee, the Board or the stockholders of the Company shall constitute the granting of an Award pursuant to this Plan. Solely, for purposes of determining the Fair Market Value of the Shares subject to an Award, such Award will be deemed to have been granted as of the date of Board or Committee action to approve the Award, or such later date as is specified by the Committee or the Board, notwithstanding any delay which may elapse in executing and delivering the applicable agreement.

     12.12  Withholding.  The Company shall not be required to issue or deliver
            -----------
any certificates for Shares purchased upon the exercise of an Option (or an Award, as applicable), prior to the determination by the Committee that the optionee has tendered to the Company (in cash, Shares, or such other consideration as is acceptable to the Committee) any federal, state or local tax owed by the Optionee as a result of the Award, if the Company has or may have a legal liability to satisfy such tax obligation.

SECTION 13.  NAMED EXECUTIVE OFFICERS

     13.1   Applicability of Section 13.  The provisions of this Section 13
            ---------------------------                          ----------
shall apply only to those executive officers (a) whose compensation is required to be reported in the Company's proxy statement pursuant to Items 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (b) whose total compensation, including estimated Awards, is determined by the Committee or the Board possibly to be subject to the limitations on deductions imposed by
Section 162(m) (or any successor thereto) of the Code ("Section 162(m)") ("Named Executive Officers"). In the event of any inconsistencies between this Section
                                                                        -------
13 and the other Plan provisions as they pertain to Named Executive Officers,
--
the provisions of this Section 13 shall control.
                       ----------

     13.2   Establishment of Performance Goals.  Awards for Named Executive
            ----------------------------------
Officers, other than Options, shall be based on the attainment of certain performance goals. No later than the earlier of (a) ninety (90) days after the commencement of the applicable fiscal year of the Company or one of its Subsidiaries or such other award period as may be established by the Committee or the Board ("Award Period") and (b) the completion of twenty-five percent (25%) of such Award Period, the Committee or the Board shall establish, in writing, the performance goals applicable to each such Award for Named Executive Officers. At the time the performance goals are established, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Named Executive Officer if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Named Executive Officer. The material terms of the performance goals for Named Executive Officers and the compensation payable thereunder shall be submitted to the stockholders of the Company for their review and approval if and to the extent required for such compensation to be deductible pursuant to Section 162(m) (or any successor thereto) of the

Code, and the Treasury regulations thereunder. Stockholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Named Executive Officer. If stockholder approval is required and not received with respect to such performance goals, no amount shall be paid to such Named Executive Officer for such applicable Award Period pursuant to this Plan.

     13.3   Components of Awards.  Each Award granted to a Named Executive
            --------------------
Officer, other than Options, shall be based on performance goals that are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met. Except as provided in

Subsection 13.8 of this Plan, performance measures that may serve as
---------------
determinants of Named Executive Officers' Awards shall be limited to the following measures: earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; operating profits; stock price; and sales or expenses. Within ninety (90) days following the end of each Award Period, the Committee or the Board shall certify in writing that the performance goals, and any other material terms were satisfied. Thereafter, Awards shall be made for each Named Executive Officer as determined by the Committee or the Board. The Awards may not vary from the pre-established amount based on the level of achievement.

     13.4   No Mid-Year Change in Awards.  Except as provided in Subsections
            ----------------------------                         -----------
13.8 and 13.9 of this Plan, each Named Executive Officer's Awards shall be based
-------------
exclusively on the performance measures established by the Committee or the Board pursuant to Subsections 13.2 and 13.3 of this Plan.
                  -------------------------

     13.5   No Partial Award Period Participation.  A Named Executive Officer
            -------------------------------------
who becomes eligible to participate in this Plan after performance goals have been established in an Award Period pursuant to Subsections 13.2 and 13.3 of
                                                -------------------------
this Plan may not participate in this Plan prior to the next succeeding Award Period, except with respect to Awards which are Options.

     13.6   Performance Goals.  Except as provided in Subsection 13.8 of this
            -----------------                         ---------------
Plan, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout, except with respect to Awards which are Options, when the minimum performance goals are not met or exceeded.

     13.7   Individual Performance and Discretionary Adjustments.  Except as
            ----------------------------------------------------
provided in Subsection 13.8 of this Plan, subjective evaluations of individual
            ---------------
performance of Named Executive Officers shall not be reflected in their Awards, other than Awards which are Options. The payment of such Awards shall be entirely dependent upon the attainment of the preestablished performance goals.

     13.8   Amendments.  No amendment of this Plan with respect to any Named
            ----------
Executive Officer may be made which would (a) increase the maximum amount that can be paid to any one Participant pursuant to this Plan, (b) change the specified performance goal for payment of Awards, or (c) modify the requirements as to eligibility for participation in this Plan, unless the Company's stockholders have first approved such amendment in a manner that would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee or the Board shall amend this Section 13
                                                                    ----------
and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

     13.9    Options.  Notwithstanding any provision of this Plan (including the
             -------
provisions of this Section 13) to the contrary, the amount of compensation which
                   ----------
a Named Executive Officer may receive with respect to Options which are granted hereunder is based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no Option may be granted hereunder to a Named Executive Officer with an exercise price less than the Fair Market Value of shares of Stock on the date of grant. Furthermore, the maximum number of Shares (or cash equivalent value) with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed 1,969,696 Shares (fifty percent (50%) of the Shares listed in Section
                                                                         -------
4.1 of this Plan), subject to adjustment as provided in Section 9 of this Plan.
---                                                     ---------

     13.10   Maximum Amount of Compensation.  The maximum amount of compensation
             ------------------------------
payable as an Award (other than an Award which is an Option) to any Named Executive Officer during any calendar year may not exceed $1,000,000.